UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, CytoDyn Inc., a Delaware corporation (the “Company”), announced the appointment of Michael A. Klump to its board of directors, effective August 10, 2018. Mr. Klump will fill one of the vacancies created by the resignations of Denis R. Burger, Ph.D. and A. Bruce Montgomery, M.D., on July 12, 2018.

Mr. Klump is the President and Chief Executive Officer of Argonne Capital Group, LLC (collectively with its affiliates, “Argonne”). Mr. Klump and Argonne are the beneficial owners of certain of the Company’s securities. On February 16, 2018, Argonne invested approximately $0.5 million in a private offering of the Company’s securities, on the same terms as the other offering investors. The terms are described in the Current Report on Form 8-K filed on February 20, 2018, which is incorporated herein by reference.

In connection with Mr. Klump’s appointment as a director, on August 10, 2018, the Company granted Mr. Klump a non-qualified stock option to purchase up to 80,822 shares of the Company’s common stock, representing a pro rata portion of the annual option grant received by each director. The option has an exercise price of $0.47 per share (equal to the closing sale price of the Company’s common stock on the grant date) and a ten-year term. The option will vest on September 1, 2018 with respect to 5,288 shares, and in three quarterly installments beginning on December 1, 2018 with respect to the remaining shares.

No arrangement or understanding exists between Mr. Klump and any other person pursuant to which Mr. Klump was appointed as a director. Mr. Klump will be compensated for his services consistent with the Company’s compensation policies for nonemployee directors. The Company’s board of directors has not yet determined the board committees to which Mr. Klump will be appointed.

Item 7.01 Regulation FD Disclosure.

On August 13, 2018, the Company issued a press release to announce the appointment of Mr. Klump as director, which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.1	Press Release, dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

August 13, 2018	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer